Exhibit 8.1

53rd at Third 885 Third Avenue New York, New York 10022-4834 Tel: +1.212.906.1200 Fax: +1.212.751.4864 www.lw.com

FIRM / AFFILIATE OFFICES

		Beijing	Moscow
		Boston	Munich
		Brussels	New York
		Century City	Orange County
		Chicago	Paris
October 1, 2020		Dubai	Riyadh
		Düsseldorf	San Diego
		Frankfurt	San Francisco
		Hamburg	Seoul
		Hong Kong	Shanghai
		Houston	Silicon Valley
CoreSite Realty Corporation		London	Singapore
1001 17th Street, Suite 500		Los Angeles	Tokyo
Denver, Colorado 80202		Madrid	Washington, D.C.
Milan

Re:	CoreSite Realty Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

In connection with the registration statement on Form S-3 (the “Registration Statement”) filed by CoreSite Realty Corporation (the “Company”) on the date hereof with the Securities and Exchange Commission (the “Commission”), in connection with the registration of debt securities, common stock, preferred stock, depositary shares, warrants, rights and units consisting of two or more other constituent securities under the Securities Act of 1933, as amended (the “Act”), you have requested our opinion concerning the statements in the Registration Statement under the caption “Federal Income Tax Considerations.”

This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Company as to factual matters, including through a certificate of an officer of the Company (the “Officer’s Certificate”). In addition, this opinion is based upon the factual representations of the Company concerning its business, properties and governing documents as set forth in the Registration Statement, and we have assumed the accuracy of the opinion of Venable LLP, counsel for the company, dated as of the date hereof, with respect to certain matters of Maryland law.

In our capacity as counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

October 1, 2020 Page 2

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

Based on such facts, assumptions and representations and subject to the limitations set forth herein and in the Registration Statement and the Officer’s Certificate, it is our opinion that the statements in the Registration Statement under the caption “Federal Income Tax Considerations,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute the opinion of Latham & Watkins LLP as to the material U.S. federal income tax consequences of the matters described therein.

No opinion is expressed as to any matter not discussed herein.

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement or the Officer’s Certificate, may affect the conclusions stated herein. Moreover, the Company’s qualification and taxation as a real estate investment trust depend upon the Company’s ability to meet the various qualification tests imposed under the Internal Revenue Code of 1986, as amended, including through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that the actual results of the Company’s operation in any taxable year will satisfy such requirements.

This opinion is furnished to you, and is for your use in connection with the transaction described herein. This opinion may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP